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                                                                    EXHIBIT 4.13

                            ASSET TRANSFER AGREEMENT

This Asset Transfer Agreement ("Agreement") dated this July 26, 2002 is made by and between e.Digital Corporation ("e.Digital"), having it primary place of business at 13114 Evening Creek Drive South, San Diego, CA 92128, and Bryan Jones and Russell Chadwick ("Jones/Chadwick"), whose primary contact address is 6135 Caminito Pan, San Diego, CA 92120, who are referred to jointly herein as "Parties."

WHEREAS, e.Digital wishes to launch a digital multimedia website; and

WHEREAS, Jones/Chadwick have the rights to, or ownership of, certain tangible and intangible assets (hereinafter "Assets") that e.Digital deems potentially valuable to its proposed digital multimedia website; and

WHEREAS, e.Digital desires to acquire those Assets from Jones/Chadwick and Jones/Chadwick desire to transfer those Assets to e.Digital;

NOW THERFORE, the Parties hereby agree as follows:

1. Jones/Chadwick agree and represent that they have ownership of, or legal right to use, all Assets listed in Exhibit A of the Agreement. Exhibit A is attached to and incorporated into this Agreement. Jones/Chadwick agree and represent that ownership of, or rights to, each of the Assets may be fully transferred to e.Digital.

2. Jones/Chadwick hereby transfer all ownership, rights and interest in all Assets listed in Exhibit A to e.Digital as of the date of this Agreement stated above.

3. In consideration of the transfer of Assets to e.Digital described herein, e.Digital grants Jones/Chadwick the following:

      A. $50,000.00 worth of registered e.Digital stock valued at $0.40; totaling 125,000 shares. The shares shall be distributed in two equal portions of 62,5000 shares, with 50% of each distribution (31,250 shares) registered to Bryan Jones and the other 50% of each distribution (31,250 shares) registered to Russell Chadwick. The distributions will be made within 7 business days of the occurrence of the events listed below:

            i. The first distribution to be made upon approval of this Agreement by the e.Digital Board of Directors;

            ii. The second distribution will be made upon the launch of the site, currently scheduled for September 1, 2002.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement in duplicate as of the year and day written first above.

e.Digital                          Jones/Chadwick

By: /s/                            By: /s/ Bryan Jones                     By: /s/ Russell Chadwick
    ----------------------------       ----------------------------            ----------------------------
    Signature                          Signature                               Signature

Name:                              Name: Bryan Jones                       Name: Russell Chadwick
      --------------------------         --------------------------              --------------------------


Date                               Date                                    Date:
     ---------------------------        ---------------------------              --------------------------


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                                    EXHIBIT A

                                     ASSETS

I.    DOMAIN NAME/ADDRESS (www.wedigmusic.com)

b)  PHYSICAL WEBSITE

    Full Artist Upload/Download functionality
    Featured Artist/Promotional ennoblement function
    Self-generating "Top Ten" lists
    Ad/Banner serving functionality
    PHP Code 176 scripts, 26,000+ lines of code

c)  CONTENT
    1,979 Artists
    17,397 Titles

d)  DATABASE
    25,356 registered users (+1,979 Artists)
    27,000 + email addresses

e)  INTELLECTUAL PROPERTY
    Industry relationships
    Digital strategies


                                  EXHIBIT 4.13